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                                                                      EXHIBIT 99

                [LETTERHEAD OF GLOBAL INDUSTRIAL TECHNOLOGIES]


FOR IMMEDIATE RELEASE
INVESTOR CONTACT: GEORGE PASLEY                       MEDIA CONTACT: LARRY NANCE
V.P. COMMUNICATIONS                MANAGER, CORPORATION RELATIONS/PUBLIC AFFAIRS
214-953-4510                                                        214-953-4518


             GLOBAL INDUSTRIAL TECHNOLOGIES COMPLETES INTOOL SALE

DALLAS, TX (MARCH 12, 1998) - Global Industrial Technologies, Inc., (NYSE: GIX) said today that is has completed the sale of INTOOL, its industrial tool business, headquartered in Houston, Texas to Cooper Industries (NYSE: CBE), also in Houston, Texas for $217.5 million.

Global Industrial Technologies is a major manufacturer of technologically advanced industrial products that support high-growth markets around the world.

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